Ex-99.(h)(4)(xviii)

SECOND AMENDED AND RESTATED

PARTICIPATION AGREEMENT

Among

EQ ADVISORS TRUST,

AXA EQUITABLE LIFE INSURANCE COMPANY,

AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC,

and

AXA DISTRIBUTORS, LLC

THIS SECOND AMENDED AND RESTATED AGREEMENT, made and entered into as of the 23rd day of May, 2012 by and among AXA EQUITABLE LIFE INSURANCE COMPANY, a New York stock life insurance company (“AXA Equitable”), on its own behalf and on behalf of each of its separate accounts set forth on Schedule A hereto, as amended from time to time (each referred to as the “Account”), AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC (“FMG LLC”), a Delaware limited liability company, EQ ADVISORS TRUST, a business trust organized under the laws of the State of Delaware (the “Trust”), and AXA DISTRIBUTORS, LLC, a Delaware limited liability company(the “Distributor”).

WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts of insurance companies that issue variable life insurance policies, variable annuity contracts and certificates relating to such policies or contracts (collectively, the “Variable Contracts”) and which have entered into participation agreements with the Trust and its Distributor (the “Participating Insurance Companies”); and

WHEREAS, the beneficial interests in the Trust are divided into series of shares, (each a “Portfolio”), each representing the interest in a particular managed portfolio of securities and other assets, and each Portfolio is divided or may be divided into one or more classes of shares, i.e., currently the Class IA shares and the Class IB shares, or such other classes of shares as may be created in the future (the “Classes”); and

WHEREAS, one or more Portfolios or Classes thereof may be made available by the Trust to serve as funding vehicles for Participating Insurance Companies and their separate accounts funding Variable Contracts; and

WHEREAS, the Trust has received an order from the Securities and Exchange Commission (the “Commission” or the “SEC”) granting Participating Insurance Companies and their separate accounts funding Variable Contracts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust and each of its Portfolios or Classes to be sold to and held by insurance company separate accounts funding Variable Contracts of both affiliated and unaffiliated life insurance companies (the “Shared Funding Exemptive Order”); and

WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act, and shares of its Portfolios are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, FMG LLC, is the investment manager to the Trust (the “Manager”) and is duly registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended, and is registered or exempt from registration under all applicable state securities laws; and

WHEREAS, AXA Equitable has registered or will register each of its Accounts as a unit investment trust under the 1940 Act and has registered or will register interests in each Account under the 1933 Act, other than those exempt from such registration under applicable statutory provisions or regulations; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of AXA Equitable or through properly delegated authority, and divided into subaccounts, to set aside and invest assets attributable to the Variable Contracts; and

WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, AXA Equitable intends to purchase shares in the Portfolios of all classes offered as listed on Schedule B hereto as amended from time to time (the “Designated Portfolios and Classes”) on behalf of each Account, in order to fund certain of the Variable Contracts, and the Distributor is authorized to sell such shares to each Account at the net asset value applicable to such Portfolios and the Classes thereof.

NOW, THEREFORE, in consideration of their mutual promises, AXA Equitable, FMG LLC, the Trust and the Distributor agree as follows:

ARTICLE I. Sale of Trust Shares

1.1. The Distributor agrees to sell to each Account those shares of the Designated Portfolios and Classes for which it serves as the Trust’s principal underwriter and which each Account orders, executing such orders on a daily basis at the net asset value per share next computed after receipt by the Trust or its designee of the order for the shares of the Designated Portfolios and Classes. For purposes of this Section 1.1, neither AXA Equitable nor any Account shall be considered the designee of the Trust for receipt of such purchase orders and receipt by AXA Equitable or any Account shall not constitute receipt by the Trust for purposes of calculating each Portfolio’s net asset value per share.

1.2. The Trust agrees to make its shares of the Designated Portfolios and Classes available for purchase by each Account at the applicable net asset value per share on those days on which the Trust calculates the net asset value per share of the Designated Portfolios and Classes pursuant to rules of the SEC. The Trust shall use reasonable efforts to calculate the net asset value per share of the Designated Portfolios and Classes on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Trust (the “Board”) may refuse to sell shares of any Designated Portfolio or Class to any person, or suspend or terminate the offering of shares of any Portfolio or Class thereof, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio or Class thereof.

1.3. The Trust and the Distributor agree that shares of the Designated Portfolios and Classes will be sold only to Participating Insurance Companies and/or their separate accounts funding Variable Contracts or to other persons or entities permitted under Section 817 of the Internal Revenue Code of 1986, as amended (the “Code”), or regulations promulgated thereunder. No shares of any Portfolio will be sold to the general public, except to the extent permitted under the Code.

1.4. The Trust and the Distributor will not sell Trust shares to any Participating Insurance Company or separate account funding Variable Contracts unless an agreement containing provisions substantially the same as Articles I, III, V, VII and Section 2.5 of Article II of this Agreement is in effect to govern such sales.

1.5. The Trust agrees to redeem for cash or in-kind, at the request of any Account or AXA Equitable, any full or fractional shares of the Trust held by the Account or AXA Equitable. The Trust will execute such requests on a daily basis at the net asset value per share of the Designated Portfolios and Classes next computed after receipt by the Trust or its designee of the request for redemption. For purposes of this Section 1.5, neither AXA Equitable nor any Account shall be considered the designee of the Trust for receipt of requests for redemption, and receipt by AXA Equitable or any Account shall not constitute receipt by the Trust for purposes of calculating each Portfolio’s net asset value per share.

1.6. AXA Equitable agrees that purchases and redemptions of shares of the Designated Portfolios and Classes offered by a then-current prospectus of the Trust shall be made in accordance with the provisions of such prospectus. AXA Equitable agrees that all net amounts available under the Variable Contracts listed on Schedule A attached hereto and incorporated herein by this reference, as such Schedule A may be amended from time to time hereafter by mutual written agreement of all the parties hereto (the “AXA Equitable Contracts”), shall be invested in the Trust and in such other investment companies or other investment vehicles advised by the Manager as may be mutually agreed to in writing by the parties hereto, or in AXA Equitable’s general account. In addition, amounts also may be invested in investment companies other than the Trust if: (a) any such other investment company, or series thereof, has investment objectives or policies that are, in the opinion of the Manager, substantially different from the investment objectives and policies of the Portfolios of the Trust in which the Accounts invest; or (b) AXA Equitable gives the Trust and the Distributor forty-five (45) days written notice of its intention to make such other investment companies available as a funding vehicle for the AXA Equitable Contracts, and no written objection is received by AXA Equitable; or (c) any such other investment companies were available as a funding vehicle for the AXA Equitable Contracts prior to the date of this Agreement and AXA Equitable so informs the Trust and the Distributor prior to their signing this Agreement (a list of such other investment companies appears on Schedule C to this Agreement); or (d) the Trust and the Distributor consent to the use of any such other investment company.

1.7. AXA Equitable shall pay for shares of Designated Portfolios and Classes thereof purchased for the Accounts or its general account on the business day on which an order to purchase Trust shares is made in accordance with the provisions of Section 1.1 hereof. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC. Payment shall be in federal funds transmitted by wire. For purposes of Section 2.9 and 2.10, upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of AXA Equitable and shall become the responsibility of the Trust.

1.8. Issuance and transfer of the shares of the Designated Portfolios and Classes thereof will be by book entry only. Stock certificates will not be issued to AXA Equitable or any Account. Shares ordered from the Trust will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.9. The Trust shall furnish same day notice (by wire or telephone, followed by written confirmation) of any income dividends or capital gain distributions payable on the shares of the Designated Portfolios and Classes thereof. AXA Equitable and each Account hereby elect to receive all such income dividends and capital gain distributions as are payable on the shares of the Designated Portfolios and Classes thereof in additional shares of the relevant Designated Portfolios and Classes. (AXA Equitable and each Account reserve the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.) The Trust shall provide notification by the end of the next Business Day of the number of shares so issued as payment of such dividends and distributions. The Trust shall provide advance notice to AXA Equitable and each Account of any date on which the Trust reasonably expects to make a dividend distribution; normally this notice will be given at least ten (10) days in advance of the ex-dividend date.

1.10. The Trust shall make the net asset value per share for each Designated Portfolio and Class thereof available to AXA Equitable and each Account or their designee on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. New York time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. New York time.

ARTICLE II. Representations and Warranties

2.1. AXA Equitable represents and warrants that: (a) the AXA Equitable Contracts will be issued and sold in compliance, in all material respects, with all applicable federal and state laws; and (b) it requires the Distributor to comply, in all material respects, with state insurance suitability requirements. AXA Equitable further represents and warrants that: (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established each Account, prior to any issuance or sale of interests therein, as a segregated asset account under applicable insurance laws; (c) it has registered or, prior to any issuance or sale of the AXA Equitable Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the AXA Equitable Contracts, unless such Accounts are exempt from such registration under applicable statutory provisions or regulations; and (d) it has registered or, prior to the issuance or sale of the AXA Equitable Contracts, will register interests in the Accounts under the 1933 Act, unless interests in such Accounts are exempt from such registration under applicable statutory provisions or regulations.

2.2. The Trust, to the best of its knowledge, represents and warrants that Trust shares sold pursuant to this Agreement shall be: (a) registered under the 1933 Act; and (b) duly authorized for issuance; and (c) sold in compliance with and all applicable federal securities laws. The Trust further represents and warrants that it is and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its shares (the “Registration Statement”) under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of shares of the Designated Portfolios and Classes. This requirement shall not, however, in any manner limit the Trust’s ability to cease offering shares in one or more of the Designated Portfolios or Classes, provided such action complies with applicable laws and regulations.

2.3. AXA Equitable represents that the AXA Equitable Contracts are currently treated as annuity, endowment or life insurance contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that the AXA Equitable Contracts have ceased to be so treated or that they might not be so treated in the future.

2.4. The Trust currently intends for two or more Classes, particularly Class IA and Class IB, to make payments to finance its distribution expenses pursuant to a Plan adopted under Rule 12b-1 under the 1940 Act, although it may determine to discontinue such practice in the future. To the extent that any Class of the Trust finances its distribution expenses pursuant to a Plan adopted under Rule 12b-1, the Trust undertakes to have a Board, a majority of whose members are not interested persons of the Trust or its Distributor or Manager, and to otherwise comply with any then current SEC and SEC staff interpretations concerning Rule 12b-1 or any successor provision.

2.5. The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states, except that the Trust represents that the investment objectives, policies, fees and expenses of each of the Designated Portfolios and Classes thereof are and shall at all times remain in compliance with the insurance laws of the State of New York, and the Trust and the Distributor severally represent that their respective operations are and shall at all times remain in compliance, in all material respects, with the insurance laws of the State of New York to the extent required to perform their respective obligations under this Agreement.

2.6. The Distributor represents and warrants that: (a) it is a member in good standing of FINRA; and (b) it is registered as a broker-dealer with the SEC and all necessary states. The Distributor further represents that it will sell and distribute the Trust’s shares in accordance with the laws of the State of New York and all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, the 1940 Act, and all applicable Rules of FINRA.

2.7. The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply, in all material respects, with the 1940 Act.

2.8. FMG LLC represents and warrants that it, in its capacity as the Manager, is and shall remain duly registered under all applicable federal and state securities laws and that it, in its capacity as the Manager shall perform its obligations for the Trust in compliance, in all material respects, with any and all applicable federal and state securities laws.

2.9. The Trust and the Distributor severally represent and warrant that all of their trustees, directors, officers, employees, investment managers and investment advisers, and other individuals/entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage required by Rule 17g-(1) of the 1940 Act or such related provisions as may be promulgated from time to time. The aforesaid fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10. AXA Equitable represents and warrants that all of its directors, officers, employees, and other individuals/entities dealing with the money and/or securities of the Trust are covered by a blanket fidelity bond or similar coverage for the benefit of the Trust. AXA Equitable further represents and warrants that said fidelity bond is issued by a reputable bonding company, includes coverage for larceny and embezzlement, and is in an amount not less than $5 million. AXA Equitable agrees to make all reasonable efforts to see that this fidelity bond or another bond containing these provisions is continuously in effect and agrees to notify the Trust and the Distributor in the event that such coverage no longer applies.

ARTICLE III. Prospectuses and Proxy Statements; Voting

3.1. The Trust or its Distributor shall provide AXA Equitable with as many printed copies of the Trust’s current prospectus and Statement of Additional Information and any supplements thereto for the Designated Portfolios and Classes thereof as AXA Equitable may reasonably request. If requested by Equitable in lieu thereof, the Trust or its Distributors shall provide camera-ready film containing the Trust’s Prospectus and Statement of Additional Information and any supplements thereto for the Designated Portfolios and Classes thereof, and such other assistance as is reasonably necessary in order for AXA Equitable once each year (or more frequently if the Prospectus and/or Statement of Additional Information for the Designated Portfolios and Classes thereof is amended during the year) to have the Prospectus for the Account, with respect to the AXA Equitable Contracts, and the Trust’s prospectus printed together in one document, and to have the Statement of Additional Information for the Trust and the Statement of Additional Information for the Account, with respect to the AXA Equitable Contracts, printed together in one document. Alternatively, AXA Equitable may print the Prospectus and/or Statement of Additional Information for the Designated Portfolios and Classes thereof in combination within the Prospectuses and Statements of Additional Information for other investment companies. To the extent that the foregoing Trust prospectuses, Statements of Additional Information and any supplements thereto are with respect to Class IA and Class IB shares, or other Classes of shares subject to a Plan adopted under Rule 12b-1 under the 1940 Act, the cost of preparing, printing, and distributing such documents will be at the expense of such Class or Classes of shares, with respect to prospective owners of AXA Equitable Contracts. In addition, with respect to Prospectuses and Statements of Additional Information for the Designated Portfolios and Classes thereof provided by AXA Equitable to its existing owners of AXA Equitable Contracts (“Contractowners”) in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of preparing, printing, mailing and otherwise distributing such prospectuses and Statements of Additional Information and any supplements thereto shall be borne by the Trust. Furthermore, if in such case AXA Equitable or the Distributor are provided with camera-ready film of such documents in lieu of printed documents, AXA Equitable or the Distributor shall request reimbursement from the Trust for their printing, mailing and other costs associated with such distribution.

AXA Equitable and the Distributor each agree to provide the Trust or its designee with such information as may be reasonably requested by the Trust to assure that the Trust’s expenses or the expenses of any Class do not include the cost of printing, mailing and otherwise distributing any prospectuses, Statements of Additional Information or supplements thereto for the Designated Portfolios and Classes thereof other than those actually distributed (a) to existing Contractowners; or (b) under a Rule 12b-1 Plan for a particular Class of shares to prospective Contractowners.

3.2 AXA Equitable may alter the form of the Trust’s Prospectus, Statement of Additional Information, Annual and Semi-Annual Reports to shareholders, proxy statements, and other Trust documents with the prior approval of the Trust. AXA Equitable shall bear all costs associated with such alteration of form.

3.3. The Trust’s Prospectus for the Designated Portfolios and Classes thereof shall state that the Statement of Additional Information for the Designated Portfolios and Classes thereof is available from the Distributor or AXA Equitable (or in the Trust’s discretion, the Prospectus shall state that such Statement of Additional Information is available from the Trust).

3.4. The Trust, at its expense, shall provide AXA Equitable with copies of its proxy statements, Annual and Semi-Annual Reports to shareholders, and other communications to shareholders in such quantities as AXA Equitable shall reasonably require for mailing or otherwise distributing such materials to Contractowners and shall assume all expenses associated with mailing or otherwise distributing those materials. In the alternative, the Trust shall reimburse AXA Equitable for its costs in printing, mailing and distributing such materials to Contractowners.

3.5. If and to the extent required by law, AXA Equitable shall:

(a)	solicit voting instructions from Contractowners;

(b)	vote the Trust shares for the Designated Portfolios and Classes in accordance with instructions received from Contractowners; and

(c)	vote Trust shares for the Designated Portfolios and Classes for which no instructions have been received in a particular Account in the same proportion as Trust shares for the Designated Portfolios and Classes for which instructions have been received so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for Contractowners. AXA Equitable reserves the right to vote Trust shares held in any Account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Trust calculates voting privileges in a manner consistent with the standards adopted by the Board, which standards will be provided to all other Participating Insurance Companies.

3.6. The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will comply with Section 16(c) of the 1940 Act as well as with Sections 16(a) and, if and when applicable, Section 16(b). Further, the Trust will act in accordance with the SEC or SEC staff’s written interpretation concerning the requirements of Section 16(a) with respect to periodic elections of Trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

4.1. The Distributor shall furnish, or shall cause to be furnished, to the Trust or its designee, the form of each piece of sales literature or other promotional material in which the Trust, the Manager or the Distributor are named prior to its first use. No such material shall be used if the Trust or its designee reasonably objects to its use after the Trust’s receipt of such material.

4.2. AXA Equitable shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the AXA Equitable Contracts other than the information or representations contained in or accurately derived from the Registration Statements, Prospectus or Statement of Additional Information for the Trust, as such Registration Statements, Prospectus or Statement of Additional Information may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee, except with the permission of the Trust or its designees.

4.3. The Trust or the Distributor, or their respective designees, shall furnish, or shall cause to be furnished, to AXA Equitable or its designees, the form of each piece of sales literature or other promotional material in which AXA Equitable is named prior to its use. No such material shall be used if AXA Equitable or its designees reasonably object to its use after receipt of such material.

4.4. The Trust and the Distributor shall not give any information or make any representations on behalf of AXA Equitable or concerning AXA Equitable, each Account, or the AXA Equitable Contracts other than the information or representations contained in or accurately derived from a Registration Statement, Prospectus or Statement of Additional Information for the Accounts with respect to the AXA Equitable Contracts, as such Registration statement, Prospectus or Statement of Additional Information may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by AXA Equitable for distribution to Contractowners, or in sales literature or other promotional material approved by AXA Equitable or its designees, except with the permission of AXA Equitable.

4.5. The Trust shall provide to AXA Equitable at least one complete copy of all Registration Statements, Prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, contemporaneously with the filing of such document with the SEC, FINRA, or other regulatory authorities.

4.6. AXA Equitable shall provide to the Trust at least one complete copy of all Registration Statements, Prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the AXA Equitable Contracts or any Account if such document also relates to the Trust, contemporaneously with the filing of such document with the SEC, FINRA, or other regulatory authorities.

4.7. For purposes of this Article IV, the phrase “sales literature or other promotional material” includes, but is not limited to, any of the following that refer to the Trust or any affiliate of the Trust: advertisements (including materials published or designed for use in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, electronic messages or communications or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and Registration Statements, Prospectuses, Statements of Additional Information, shareholder reports, and proxy materials. However, it is anticipated that materials provided solely: (a) internally to AXA Equitable’s or the Distributor’s own employees or counsel; or (b) to certain designated third parties and that are not designed to be provided or communicated in any manner to the general public (e.g., training materials provided to distributors or agents) will not be filed with the SEC, FINRA, or any state securities or insurance regulatory authorities, although such materials will be prepared in accordance with applicable laws.

ARTICLE V. Fees and Expenses

5.1. The Trust and the Distributor shall pay no fee or other compensation to AXA Equitable under this Agreement except for: (a) items covered in Article III; or (b) pursuant to a Plan adopted by the Trust in accordance with Rule 12b-1 under the 1940 Act to finance the distribution expenses of any Class. Nevertheless, the Distributor may make payments to AXA Equitable or to any distributor for the AXA Equitable Contracts in amounts agreed to by the Distributor in any writing, and such payments by the Distributor (other than pursuant to a Rule 12b-1 Plan) may be made out of existing fees otherwise payable to the Distributor, past profits of the Distributor, or other resources available to the Distributor.

5.2. All expenses incident to performance by the Trust under this Agreement shall be paid by the Trust. Without limiting the foregoing, the Trust shall see to it that all shares are registered and authorized for issuance prior to their sale in accordance with applicable federal law, and shall bear all expenses with respect to: registration and qualification of the Trust’s shares; preparation and filing of the Trust’s Registration Statement, Prospectus, Statement of Additional Information, proxy materials, and reports; setting the Prospectus and Statement of Additional Information in type; setting in type, printing, mailing or otherwise distributing proxy materials and Semi-Annual and Annual Reports sent to Contractowners (including the costs of setting in type, printing, mailing or otherwise distributing a prospectus that constitutes an Annual Report) and if certain Classes of the Trust so elect and the Rule 12b-1 Plan so provides, the preparation, printing, mailing or otherwise distributing of such materials to prospective owners of AXA Equitable Contracts; the preparation of all statements and notices required by any federal or state law; and all taxes on the issuance or transfer of the Trust’s shares.

ARTICLE VI. Diversification

6.1. The Trust represents that: (a) it currently has elected to qualify as a regulated investment company under Subchapter M of the Code; (b) it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision); (c) it will notify AXA Equitable immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future; and (d) it will seek to minimize any damages and to rectify its failure to so qualify promptly. The Trust acknowledges that any failure to qualify as a regulated investment company will eliminate the ability of the Accounts to avail themselves of the “look through” provisions of Section 817(h) of the Code and that, as a result, the AXA Equitable Contracts will almost certainly fail to qualify as life insurance and annuity contracts under Section 817(h) of the Code.

6.2. The Trust further represents that it will at all times invest money from the Accounts in such a manner as to assure that the AXA Equitable Contracts will be treated as variable annuity or variable life insurance contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Trust represents that it will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VI by the Trust, the Trust warrants that it will take all reasonable steps: (a) to immediately notify AXA Equitable of such breach; and (b) to adequately diversify the Trust’s assets so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

ARTICLE VII. Potential Conflicts

7.1. The Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contractowners of all variable annuity and variable life insurance separate accounts investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; or (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; or (c) an administrative or judicial decision in any relevant proceeding; or (d) the manner in which the investments of any Designated Portfolio are being managed; or (e) a difference in voting instructions given by owners of Variable Contracts; or (f) a decision by an insurer to disregard the voting instructions of owners of Variable Contracts. The Board shall promptly inform AXA Equitable if it determines that a material irreconcilable conflict exists and the implications thereof.

7.2. AXA Equitable will report any potential or existing conflicts, of which it is aware, to the Board. AXA Equitable will assist the Board in carrying out its responsibilities under any Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by AXA Equitable to inform the Board whenever the voting instructions of owners of Variable Contracts are disregarded. AXA Equitable’s responsibilities under this Section 7.2 will be carried out with a view only to the interests of its Contractowners.

7.3. If it is determined by a majority of the Board, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists, AXA Equitable and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (a) withdrawing the assets allocable to some or all of the variable annuity and variable life insurance separate accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether such withdrawal should be implemented to a vote of all affected owners of Variable Contracts and, as appropriate, withdrawing the assets of any appropriate group (i.e., owners of variable annuity contracts or owners of variable life insurance contracts of one or more

Participating Insurance Companies) that votes in favor of such withdrawal, or offering to the affected owners of Variable Contracts the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. AXA Equitable’s responsibilities under this Section 7.3 will be carried out with a view only to the interests of Contractowners.

7.4. If a material irreconcilable conflict were ever to arise because of a decision by AXA Equitable to disregard Contractowner voting instructions and that decision represents a minority position or would preclude a majority vote, AXA Equitable may be required, at the Trust’s election, to withdraw the affected Account’s (or subaccount’s) investment in the Trust and terminate this Agreement with respect to such Account (or subaccount); provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty shall be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented and, until the end of that six (6) month period, the Distributor and the Trust shall continue to accept and implement orders by AXA Equitable for the purchase (and redemption) of shares of the Trust.

7.5. If a material irreconcilable conflict were ever to arise because a particular state insurance regulator’s decision applicable to AXA Equitable conflicts with the majority of other state regulators, then AXA Equitable shall withdraw the affected Account’s (or subaccount’s) investment in the Trust and terminate this Agreement with respect to such Account (or subaccount) within six (6) months after the Board informs AXA Equitable in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six (6) month period, the Distributor and the Trust shall continue to accept and implement orders by AXA Equitable for the purchase (and redemption) of shares of the Trust.

7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for the AXA Equitable Contracts. AXA Equitable shall not be required by Section 7.3 to establish a new funding medium for the AXA Equitable Contracts if an offer to do so has been declined by vote of a majority of Contractowners materially adversely affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then AXA Equitable will withdraw the Account’s (or subaccount’s) investment in the Trust and terminate this Agreement within six (6) months after the Board informs AXA Equitable in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then: (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted; and (c) this Agreement shall be otherwise amended by the Trust, without the need for any consent of the other parties, as required by such change in law.

ARTICLE VIII. Indemnification

8.1. Indemnification By AXA Equitable.

8.1(a). AXA Equitable agrees to indemnify and hold harmless the Trust, each member of the Board, the Distributor, and the directors and officers and each person, if any, who controls any such person within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AXA Equitable), investigation of claims or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust’s shares or the AXA Equitable Contracts or interests in the Accounts and:

(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, Prospectus, or Statement of Additional Information for the AXA Equitable Contracts or contained in the AXA Equitable Contracts or sales literature for the AXA Equitable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AXA Equitable by or on behalf of the Trust for use in the Registration Statement, Prospectus, or Statement of Additional Information for the AXA Equitable Contracts or in the AXA Equitable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the AXA Equitable Contracts or Trust shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, Prospectus or Statement of Additional Information, or sales literature of the Trust not supplied by AXA Equitable or persons under its control) or wrongful conduct of AXA Equitable or persons under its control, with respect to the sale or distribution of the AXA Equitable Contracts or Trust shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, or Statement of Additional Information, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust by or on behalf of AXA Equitable; or

(iv) arise as a result of any failure by AXA Equitable to provide the services and furnish the materials required to be provided or furnished by it under the terms of this Agreement; or

(v) arise out of or result from any material breach of any representation and/or warranty made by AXA Equitable in this Agreement or arise out of or result from any other material breach of this Agreement by AXA Equitable;

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

8.1(b). AXA Equitable shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Trust, whichever is applicable.

8.1(c). AXA Equitable shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified AXA Equitable in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AXA Equitable of any such claim shall not relieve AXA Equitable from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, AXA Equitable shall be entitled to participate, at its own expense, in the defense of such action. AXA Equitable also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from AXA Equitable to such party of AXA Equitable’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and AXA Equitable will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.1(d). The Indemnified Parties shall promptly notify AXA Equitable of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust’s shares or the AXA Equitable Contracts or the operation of the Trust.

8.2. Indemnification by the Distributor.

8.2(a). The Distributor agrees to indemnify and hold harmless AXA Equitable, and the Trust and each of their directors and officers and each person, if any, who controls AXA Equitable within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor), investigation of claims or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust’s shares or the AXA Equitable Contracts or interests in the Accounts and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, Prospectus or Statement of Additional Information, or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or the Trust by or on behalf of AXA Equitable for use in the Registration Statement, Prospectus, or Statement of Additional Information for the Trust, or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the AXA Equitable Contracts or Trust shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, Prospectus or Statement of Additional Information, or sales literature for the AXA Equitable Contracts not supplied by the Distributor or persons under their control) or wrongful conduct of the Distributor or persons under their control, with respect to the sale or distribution of the AXA Equitable Contracts or Trust shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, or Statement of Additional Information or sales literature covering the AXA Equitable Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to AXA Equitable by or on behalf of the Distributor or the Trust; or

(iv) arise as a result of any failure by the Distributor or the Trust to provide the services and furnish the materials required to be provided or furnished by the Distributor or the Trust under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification or other qualification requirements specified in Article VI of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

8.2(b). The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to AXA Equitable or any Account, whichever is applicable.

8.2(c). The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributors in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2(d). AXA Equitable agrees promptly to notify the Distributor of the commencement of any material litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the AXA Equitable Contracts or the operation of each Account.

8.3. Indemnification by the Trust.

8.3(a). The Trust agrees to indemnify and hold harmless AXA Equitable and each of its directors and officers and each person, if any, who controls AXA Equitable within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust), investigation of claims or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Trust and:

(i) arise as a result of any failure by the Trust to provide the services and furnish the materials required to be provided or furnished by it under the terms of this Agreement (including a failure to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(ii) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

8.3(b). The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to AXA Equitable, the Trust, the Distributor, or each Account, whichever is applicable.

8.3(c). The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Trust to such party of the Trust’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3(d). AXA Equitable and the Distributor each agree promptly to notify the Trust of the commencement of any material litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the AXA Equitable Contracts, with respect to the operation of any Account, or the sale or acquisition of shares of the Trust.

ARTICLE IX. Applicable Law

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

9.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules, and regulations as the SEC may grant (including, but not limited to, any Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

10.1. This Agreement shall continue in full force and effect until the first to occur of:

(a) termination by any party, with or without cause, upon six (6) months’ advance written notice delivered to the other parties; or

(b) termination by AXA Equitable upon thirty (30) days’ written notice to the Trust and the Distributor with respect to any Designated Portfolio or Class thereof based upon AXA Equitable’s determination that shares of such Designated Portfolio or Class thereof are not reasonably available to meet the requirements of the AXA Equitable Contracts or are not consistent with AXA Equitable’s obligations to Contractowners; or

(c) termination by AXA Equitable upon thirty (30) days’ written notice to the Trust and the Distributor with respect to any Designated Portfolio or Class thereof in the event any of the Designated Portfolio’s shares or any shares with respect to any Class are not registered, issued or sold in accordance with applicable federal and/or state law or such law precludes the use of such shares as the underlying investment media of the AXA Equitable Contracts issued or to be issued by AXA Equitable; or

(d) termination by AXA Equitable by written notice to the Trust and the Distributor with respect to any Designated Portfolio or Class thereof in the event that such Designated Portfolio or Class thereof ceases to qualify as a regulated investment company under Subchapter M of the Code or any other failure under Section 817 of the Code, or under any successor or similar provision of either, or if AXA Equitable reasonably believes that the Trust may fail to so qualify; or

(e) termination by either the Trust or the Distributor by written notice to AXA Equitable, if the Trust or the Distributor shall determine, in their sole judgment exercised in good faith, that AXA Equitable and/or its affiliated companies have suffered a material adverse change in their business, operations, financial condition, or prospects since the date of this Agreement or are the subject of material adverse publicity; but no termination shall be effective under this subsection (e) until AXA Equitable has been afforded a reasonable opportunity to respond to a statement by the Trust or the Distributor concerning the reason for notice of termination hereunder; or

(f) termination by AXA Equitable by written notice to the Trust and the Distributor, if AXA Equitable shall determine, in its sole judgment exercised in good faith, that either the Trust or the Distributor has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; but no termination shall be effective under this subsection (f) until the Trust or the Distributor have been afforded a reasonable opportunity to respond to a statement by AXA Equitable concerning the reason for notice of termination hereunder.

10.2. Notwithstanding any termination of this Agreement, the Trust and the Distributor shall, at the option of AXA Equitable, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all AXA Equitable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Equitable Contracts”). Specifically, without limitation, the owners of the Existing AXA Equitable Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust, and/or invest in the Trust upon the making of additional purchase payments under the Existing AXA Equitable Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

10.3. AXA Equitable shall not redeem Trust shares attributable to the AXA Equitable Contracts (as opposed to Trust shares attributable to AXA Equitable’s assets held in any Account) except: (a) as necessary to implement Contractowner initiated or approved transactions; or (b) as required by federal and/or state laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”); or (c) as permitted pursuant to Section 26(b) of the 1940 Act or otherwise pursuant to an order of the SEC that permits AXA Equitable to redeem Trust shares attributable to AXA Equitable Contracts. Upon request, AXA Equitable shall promptly furnish to the Trust and the Distributor the opinion of counsel for AXA Equitable (which counsel shall be reasonably satisfactory to the Trust and the Distributor) to the effect that any redemption pursuant to clause (b) above is a Legally Required

Redemption or any redemption pursuant to clause (b) is permitted without first obtaining an order of the SEC pursuant to Section 26(b) or any other provision of the 1940 Act. Furthermore, except in cases where permitted under the terms of the AXA Equitable Contracts, and as may be in the best interests of Contractowners, as determined by AXA Equitable, AXA Equitable shall not prevent Contractowners from allocating payments to a Designated Portfolio or Class thereof that was otherwise available under the AXA Equitable Contracts without first giving the Trust or the Distributor ninety (90) days’ notice of its intention to do so.

10.4. Notwithstanding any termination of this Agreement for any reason, the terms and conditions of the following provisions of this Agreement shall remain in effect with respect to any Existing Contract, for so long as any assets invested in the Trust are attributable to such Existing Contract: Sections 1.3 to 1.10 of Article I (governing the pricing and redemption of shares); Article II (Representations and Warranties); Sections 3.1 through 3.4 and 3.6 of Article III (Prospectuses and Proxy Statements, and Voting); Articles IV through IX (Sales Material and Information; Fees and Expenses; Diversification; Potential Conflicts; Indemnification; and Applicable Law); Article XI (Notices); and Sections 12.1, 12.2, and 12.5 through 12.8 of Article XII (Miscellaneous). Further, notwithstanding any termination of this Agreement for any reason, the terms and conditions of the following provisions of this Agreement shall remain in effect with regard to AXA Equitable Contracts whose assets were previously invested in the Trust: Article II (Representations and Warranties), Article VI (Diversification) and Article VII (Indemnification).

ARTICLE XI. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

EQ Advisors Trust

1290 Avenue of the Americas

New York, New York 10104

Attention: Brian Walsh

If to AXA Equitable:

AXA Equitable Life Insurance Company

1290 Avenue of the Americas

New York, New York 10104

Attention: Steven M. Joenk

If to the Manager:

AXA Equitable Funds Management Group, LLC

1290 Avenue of the Americas

New York, New York 10104

Attention: Patricia Louie

If to the Distributor:

AXA Distributors, LLC

1290 Avenue of the Americas

New York, New York 10104

Attention: Nick Lane

ARTICLE XII. Miscellaneous

12.1. All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Board (or its members), officers, agents, or shareholders shall assume any personal liability for obligations entered into on behalf of the Trust.

12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the Contractowners and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate, or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party. Without limiting the foregoing, no party hereto shall disclose any information that such party has been advised is proprietary, except such information that such party is required to disclose by any appropriate governmental authority (including without limitation the SEC, FINRA, and state securities or insurance regulators).

12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.7. The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, to which the parties hereto are entitled under federal and state laws.

12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Distributor may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Distributor (but in such event the Distributor shall continue to be liable under Article VIII of this Agreement for any indemnification due to AXA Equitable, and the assignee shall also be liable), if such assignee is duly licensed and registered to perform the obligations of the Distributor under this Agreement.

12.9. AXA Equitable shall furnish, or shall cause to be furnished, to the Trust or its designee upon request copies of the following reports:

(a) AXA Equitable’s annual statements (prepared under statutory accounting principles) and annual reports (prepared under generally accepted accounting principles (“GAAP”), if any), as soon as practical and in any event within ninety (90) days after the end of each fiscal year;

(b) any material financial statement, proxy statement, notice, or report of AXA Equitable sent to policyholders, as soon as practical after the delivery thereof to stockholders;

(c) any registration statement (without exhibits) and financial reports of AXA Equitable filed with the SEC or any state insurance regulator, as soon as practical after the filing thereof; and

(d) any other report submitted to AXA Equitable by independent accountants in connection with any annual, interim, or special audit made by them of the books of AXA Equitable, as soon as practical after the receipt thereof; but nothing in this subsection shall require AXA Equitable to disclose any information that is privileged or which, if disclosed, would put AXA Equitable at a competitive disadvantage or is both: (a) confidential; and (b) not material to AXA Equitable’s financial condition.

12.10 At the request of any party to this Agreement, each other party will make available to the requesting party’s independent auditors and/or representatives of the appropriate regulatory agencies, all records, data, and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party’s obligations under this Agreement.

12.11 Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

EQ ADVISORS TRUST

By:	/s/ Brian Walsh
Name:	Brian Walsh
Title:	Chief Financial Officer and Treasurer

AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Steven M. Joenk
Name:	Steven M. Joenk
Title:	Senior Vice President

AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Steven M. Joenk
Name:	Steven M. Joenk
Title:	Chairman, President and Chief Executive Officer

AXA DISTRIBUTORS, LLC

By:	/s/ Nick Lane
Name:	Nick Lane
Title:	Chairman, President, Chief Executive Officer and Chief Retirement Savings Officer

SCHEDULE A

ACCOUNTS AND ASSOCIATED VARIABLE INSURANCE CONTRACTS

Name of Account

Separate Account A

Separate Account FP

Separate Account I

Separate Account 45

Separate Account 49

Separate Account 65

Separate Account 66

Separate Account 70

Separate Account 206

Separate Account 301

AXA Equitable Contracts

Funded By Account

All Products funded by the Separate Accounts

SCHEDULE B

DESIGNATED PORTFOLIOS AND CLASSES

Portfolios of

EQ Advisors Trust

All Asset Aggressive-Alt 25 Portfolio

All Asset Growth-Alt 20 Portfolio

All Asset Moderate Growth-Alt 15 Portfolio

ATM International Portfolio

ATM Large Cap Portfolio

ATM Mid Cap Portfolio

ATM Small Cap Portfolio

AXA Aggressive Strategy Portfolio

AXA Balanced Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Growth Strategy Portfolio

AXA Moderate Growth Strategy Portfolio

AXA Tactical Manager 2000 Portfolio

AXA Tactical Manager 400 Portfolio

AXA Tactical Manager 500 Portfolio

AXA Tactical Manager International Portfolio

AXA Ultra Conservative Strategy Portfolio

EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio

EQ/AllianceBernstein Short-Term Bond Portfolio

EQ/AllianceBernstein Short-Term Government Bond

    Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/AXA Franklin Small Cap Value Core Portfolio

EQ/BlackRock Basic Value Equity Portfolio

EQ/Boston Advisors Equity Income Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio

EQ/Core Bond Index Portfolio

EQ/Davis New York Venture Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Equity Growth PLUS Portfolio

EQ/Franklin Core Balanced Portfolio

EQ/Franklin Templeton Allocation Portfolio

EQ/GAMCO Mergers and Acquisitions Portfolio

EQ/GAMCO Small Company Value Portfolio

EQ/Global Bond PLUS Portfolio

EQ/Global Multi-Sector Equity Portfolio

EQ/High Yield Bond Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Core PLUS Portfolio

EQ/International Equity Index Portfolio

EQ/International ETF Portfolio

EQ/International Small Cap PLUS Portfolio

EQ/International Value PLUS Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/MFS International Growth Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value PLUS Portfolio

EQ/Money Market Portfolio

EQ/Montag & Caldwell Growth Portfolio

EQ/Morgan Stanley Mid Cap Growth Portfolio

EQ/Mutual Large Cap Equity Portfolio

EQ/Natural Resources PLUS Portfolio

EQ/Oppenheimer Global Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Real Estate PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/Templeton Global Equity Portfolio

EQ/UBS Growth and Income Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Wells Fargo Omega Growth Portfolio

SCHEDULE C

LIST OF OTHER INVESTMENT COMPANIES